Exhibit 99.1

Worksport Granted $1.15M from Canadian Federal Government Partner, MITACS

Mississauga – January 4, 2022 — Worksport Ltd (Nasdaq: WKSP) (the “Company”), through its subsidiary Terravis Energy Inc., has been granted $1.15 Million in matched funding from MITACS, the Mathematics of Information Technology and Complex Systems nonprofit Canadian national research organization, in partnership with the Canadian Federal government.

The grant proposal was drafted by the Company and Prof. Sheldon Williamson and his research team at Ontario Tech University (OTU), and was peer-reviewed by technical experts from around the world in the fields of transportation electrification, power conversion systems, material characterization and hydrogen fuel cell construction, thermal analysis, and battery management systems. Approval for the grant speaks to the technology’s feasibility and garnishes the non-parasitic electric vehicle (NPEV) fast charging system with academia and enterprise credibility. The Company believes it will open additional novel research opportunities where this technology could branch out to many other extensive applications.

The Canadian Federal government’s support will allow the Company and OTU to pursue enterprise implementation of the NPEV fast charging systems as well as any other related programs over the next two years. The prototype will be a 50-kW, NPEV fast charging system, covering areas including transportation electrification, power conversion systems, material characterization and fuel cell construction, thermal analysis, and battery management systems.

“The teams that were put together for this project have decades of R&D expertise in the areas of EV fast charging, battery technology, e-mobility, renewable energy systems, and hydrogen fuel cell technology. Our teams have been retroactively working on this novel, high power, sustainable, NPEV fast charging solution for the past several months. The tasks involved and the potential end results make it a one-of-a-kind project, not only within Canada, but also throughout North America. The NPEV fast charger project will also, without a doubt, position Canada at the forefront of e-mobility and smart grid development. We look forward to the first fully functional system demonstration at OTU within the next couple of months,” said Prof. Williamson.

A number of NPEV fast charging systems have already been requested from several Canadian businesses. As phase one comes to a successful close, initial production can begin within 60 days.

“We have been working very hard in making the NPEV a reality and very soon we will be able to demonstrate its true potential. This is just the first step in this two-year, multimillion dollar partnership with OTU, which will see R&D efforts from Worksport subsidiary Terravis Energy bring to market some very exciting and innovative products, specifically designed to achieve net zero emissions and make sustainability a way of life.” said Lorenzo H. Rossi, CEO Terravis Energy.

About Worksport Ltd.

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the IP on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport Ltd. seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. For more information, please visit www.worksport.com, www.investworksport.com and www.goterravis.com.

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For additional information, please contact:

Steven Obadiah

Business Development Manager

Worksport Ltd.

T: 1-(888) 506-2013

E: investors@worksport.com

W: www.investworksport.com

Forward-Looking Statements

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